BWFG | LISTED | NASDAQ 4Q21 Investor Presentation January 26th, 2022

2 BWFG LISTED NASDAQ BWFG LISTED NASDAQ This presentation may contain certain forward-looking statements about Bankwell Financial Group, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. The COVID-19 pandemic continues to affect Bankwell Financial Group, its customers, counterparties, employees, and third party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is unknown. Safe Harbor

3 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Table of Contents • 4Q21 & 2021 Performance • Trends • ALLL & Non-Performing Loans • Loan Portfolio • Capital • Bankwell History & Overview

BWFG | LISTED | NASDAQ 4Q21 & 2021 Performance

5 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Summary • Record net income of $7.81 million, or $0.99 earnings per share for the quarter, and $26.59 million, or $3.36 earnings per share for the full year • Return on Average Assets and Return on Average Equity were 1.32% and 15.44%, respectively for the quarter, and 1.17% and 13.86% for the full year • 4Q21 results includes: ̶ ~$0.4 million release of COVID-19 reserves in the Provision for Loan Losses, given improving economic trends ̶ ~$0.3 million negative mark on held-for-sale property for former Bankwell office building ̶ ~$0.2 million loss resulting from sale of former HQ building • Pre-tax, pre-provision net revenue (“PPNR”)1 of $10.07 million, or 1.70% PPNR ROAA for the quarter, and $33.80 million, or 1.49% PPNR ROAA for the full year • 2021 loan growth of $304 million, or 19%, excluding PPP loan balances ̶ Quarterly loan growth of $72 million, or ~4% • Noninterest bearing deposits percentage increased to 18.8% from 14.8% versus December 31, 2020 ̶ During 4Q21, noninterest bearing deposits grew $60 million, or ~18% • 6 basis point linked quarter deposit cost reduction to 44 basis points • 4Q21 Net Interest Margin (“NIM”) of 3.43%, 2021 NIM of 3.17% • Repurchased 59,338 shares at an average price of $31.29 per share during the quarter • Issued $35 million of subordinated notes at 3.25%, using $15.5 million to repay previously issued subordinated notes • Raising 1Q22 dividend by 11% from the prior quarter, to $0.20 per share 1 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

6 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Results 1 Ratios presented represent Bank ratios; presented ratios are preliminary, subject to finalization of the FDIC Call Report 2 Bankwell meets Adequate + buffer standard, which exceeds Well Capitalized thresholds Profitability Balance Sheet Capital • $1.9 billion of gross loans • $2.1 billion of deposits • 0.89% ALLL; not subject to CECL • Dividend of $0.18 per share paid • $26.19 Tangible Book Value • Well Capitalized1,2 Tier 1 Leverage 9.94% Tier1/CET1 / RWA 11.18% Total Capital / RWA 12.00% 4Q21 TY 2021 • Net Income $7.8 million $26.6 million • PPNR $10.1 million $33.8 million • Return on Average Assets 1.32% 1.17% • PPNR / Average Assets 1.70% 1.49% • Return on Average Equity 15.44% 13.86%

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

4Q21 Consolidated Financial Statements

Linked Quarter

Dollars in millions, except per share data

Income Statement	4Q21	3Q21	Var[1]
Total Interest Income	$21.9	$20.6	$1.3
Total Interest Expense	$3.0	$2.9	$(0.1)
Net Interest Income	*$18.9*	*$17.7*	*$1.2*
Non-Interest Income	$0.8	$1.4	$(0.6)
Non-Interest Expense	$9.7	$10.4	$0.7
Pre-Tax, Pre-Provision Net Revenue	**$10.1**	**$8.8**	**$1.3**
Provision for Loan Losses	$0.1	$0.1	$0.0
Pre-Tax Income	$9.9	$8.7	$1.3
Income Tax Expense	$2.1	$1.8	$(0.3)
Reported Net Income	**$7.8**	**$6.9**	**$1.0**
EPS	**$0.99**	**$0.87**	**$0.12**
Pre-Tax, Pre-Provision Net Revenue per share[2]	***$1.30***	***$1.14***	***$0.16***

Balance Sheet	4Q21	3Q21	Var[1]
Cash & Cash Equivalents	$345	$178	$167
Investment Securities	$108	$106	$3
Loans Receivable, net	$1,875	$1,805	$70
All Other Assets	$128	$138	$(10)
Total Assets	**$2,456**	**$2,227**	**$230**
Total Deposits	$2,124	$1,883	$241
Total Borrowings	$84	$95	$(11)
Other Liabilities	$46	$52	$(6)
Total Liabilities	**$2,254**	**$2,031**	**$224**
Equity	$202	$196	$6
Total Liabilities & Equity	**$2,456**	**$2,227**	**$230**

[1] Variances are rounded based on actual whole dollar amounts

[2] Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

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8 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Income Statement 2021 2020 Var1 Total Interest Income $81.4 $77.5 $3.9 Total Interest Expense $13.5 $22.7 $9.2 Net Interest Income $67.9 $54.8 $13.1 Non-Interest Income2 $5.7 $2.9 $2.8 Non-Interest Expense3 $39.7 $42.8 $3.1 Pre-Tax, Pre-Provision Net Revenue $33.8 $14.9 $18.9 Credit/Provision for Loan Losses $(0.1) $7.6 $7.7 Pre-Tax Income $33.9 $7.3 $26.6 Income Tax Expense $7.3 $1.4 $(5.9) Reported Net Income $26.6 $5.9 $20.7 EPS $3.36 $0.75 $2.61 Pre-Tax, Pre-Provision Net Revenue per share4 $4.36 $1.92 $2.44 1 Variances are rounded based on actual whole dollar amounts 2 2021 includes the one-time benefit for the federal payroll tax credit for COVID-19-impacted small businesses 3 2020 includes one-time charges; please refer to BWFG’s 4Q20 Earnings Release for further detail 4 Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense Dollars in millions, except per share data 2021 Consolidated Income Statement Prior Year

BWFG | LISTED | NASDAQ Trends

10 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Performance Trends $18.98 $20.59 $22.06 $23.15 $22.43 $26.19 2016 2017 2018 2019 2020 2021 Tangible Book Value $1.62 $1.78 $2.21 $2.31 $0.75 $3.36 2016 2017 2018 2019 2020 2021 Diluted EPS 0.85% 0.80% 0.94% 0.97% 0.28% 1.17% 2016 2017 2018 2019 2020 2021 Return on Average Assets 8.94% 8.93% 10.19% 10.20% 3.35% 13.86% 2016 2017 2018 2019 2020 2021 Return on Average Equity

11 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Net Interest Margin 3.54% 3.30% 3.18% 3.03% 2.77% 3.17% 2016 2017 2018 2019 2020 2021 Net Interest Margin • 4Q21 NIM of 3.43% • NIM run rate to moderate in 2022, subject to Fed actions 0.91% 1.08% 1.42% 1.75% 1.20% 0.67% 0.73% 0.93% 1.30% 1.66% 1.07% 0.54% 2016 2017 2018 2019 2020 2021 Cost of Funds / Deposits Cost of Funds Cost of Deposits 4.64% 4.51% 4.67% 4.85% 4.48% 4.42% 4.34% 4.23% 4.45% 4.61% 3.85% 3.75% 2016 2017 2018 2019 2020 2021 Loan & Earning Asset Yields Loan Yield Earning Asset Yield Yields include origination fee amortization

12 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Loan Trends $995 $1,107 $1,168 $1,202 $1,182 $1,235 $371 $436 $436 $402 $444 $660 $1,366 $1,543 $1,605 $1,604 $1,626 $1,895 2016 2017 2018 2019 2020 2021 Loan Balances All Other C&I + CRE Owner Occupied 4Q21 Loan Mix 4Q21 Portfolio Yield by Vintage1 C&I + CRE Owner Occupied / Total Loans 27% 28% 27% 25% 27% 35% 1 Weighted average yield based on active loans as of 12-31-2021 Residential 3.92% C&I 18.52% CRE Owner Occupied 16.38% CRE Investor 55.22% Commercial Const. 5.19% Consumer Loans / Other 0.76% Dollars in millions 4.21% Pre 2018 4.35% 2018 4.08% 2019 3.98% 2020 4.56% 2021

13 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 11.5% 12.8% 14.8% 15.1% 16.9% 18.0% 18.8% 4Q18 4Q19 4Q20 1Q21 2Q21 3Q21 4Q21 Deposit Trends 18.5% 16.2% 12.4% 14.1% 15.9% 1 1 Core Deposits include Commercial and Consumer checking, savings and money market accounts 2 Wholesale Funding ratio defined as brokered deposits and FHLB borrowings to total assets Non-Interest Bearing Deposits Mix Trend 19.2% 17.7% 18.5% 16.2% 15.0% 16.7% 29.0% 30.3% 28.1% 28.6% 20.1% 9.7% 51.7% 52.0% 53.4% 55.3% 64.9% 73.6% $1,289 $1,398 $1,502 $1,492 $1,827 $2,124 2016 2017 2018 2019 2020 2021 Deposit Balances Brokered Deposits Retail CDs Core Deposits $213 $231 $471 $525 $512 $495 $611 $156 $178 $255 $263 $309 $331 $383 $369 $409 $725 $788 $821 $827 $994 4Q18 4Q19 4Q20 1Q21 2Q21 3Q21 4Q21 Commercial Deposits Recent Trends Interest Bearing Non-Interest Bearing • $100 million FHLB borrowings replaced by lower cost brokered deposits in 2021 24.9% 24.9% 23.4% 20.6% 19.8% 16.4% Wholesale Funding ratio2 FHLB Borrowings Dollars in millions $160 $199 $160 $150 $175 $50 Core deposit growth staying ahead of strong loan pipeline

14 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Non Interest Expense Full year 2022 Efficiency Ratio expected to improve versus 2021 despite anticipated Fed rate hikes 1.93% 1.90% 2.03% 1.75% 2018 2019 2020 2021 Non Interest Expense / Avg Assets 59.2% 60.2% 73.9% 53.9% 2018 2019 2020 2021 Efficiency Ratio

BWFG | LISTED | NASDAQ ALLL & Non-Performing Loans

16 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Non Performing Loans 0.88% 0.66% 2.06% 0.88% 2018 2019 2020 2021 Non Performing Loans / Gross Loans NPLs $14,082 $10,588 $33,416 $16,587 0.47% 0.20% 0.21% 2021 Detail 0.88% SBA-guaranteed portion of NPLs All other NPLs NPL population adequately collateralized or individually reserved in ALLL COVID-19 related NPL Dollars in thousands • 70 basis point reduction in NPL / Gross Loans versus prior quarter • ~$11 million of previously reported NPLs became performing TDRs at year-end 2021 • ~$2 million of previously reported NPLs paid off during the quarter • No remaining COVID-19 deferral loans at the end of 4Q21 • Single loan - 57% LTV • Full recourse • High net worth guarantors • Full repayment in 2022 expected

17 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 0.98% 0.74% 0.31% $(4.6) million $2.6 million ($2.2 million) 0.15% 2020 Improving Economic Factors Asset Growth / Mix Specifics 2021 General Specific 2021 ALLL Coverage Allowance for Loan Loss (“ALLL”) Walk 1.29% 0.89% • Bankwell not subject to CECL; ALLL calculated in accordance with the incurred loss model • Lower Reserve ratios reflect charge offs for previously reserved loans as well as improving macro-economic conditions $21.0 Million $16.9 Million

BWFG | LISTED | NASDAQ Loan Portfolio

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

CRE Loan Portfolio[1]

Dollars in millions

Diversified CRE Portfolio $1,357 million



Healthcare & Social Assistance 15.6%
Industrial Warehouse 8.5%
Mixed Use 5.0%
MultiFamily 10.8%
Special Use 3.6%
Retail 29.8%
Office 21.9%
1-4 Family Investment 1.3%
Other 3.5%

- Property Type mix continues to show well diversified exposure
- ~ 50% of all CRE loan balances have recourse
  - Non recourse loans require lower LTV and higher DSCR

Retail Segment Detail

Type	Count	$	%	LTV[3]
Retail[2]	82	$238	59%	64.2%
Grocery	11	$100	25%	65.0%
Restaurant	25	$25	6%	63.2%
Pharmacy	7	$22	5%	65.7%
Gas / Auto Services	15	$20	5%	73.3%
Total Retail	**140**	**$405**	**100%**	**64.9%**

- No significant exposure to any one retailer
- No exposure to bankrupt retailers

Office Segment Detail

Type	Count	$	%	LTV[3]
Office (primarily suburban)	76	$214	72%	62.4%
Medical	36	$82	28%	69.0%
Condo	4	$1	0%	64.9%
Total Office	**116**	**$297**	**100%**	**64.2%**



All Other 27%
CT 47%
NJ 6%
NY 20%

- ~73% Office loans located in Bankwell's primary lending area
- Out of primary market loans are generally either GSA-leased, credit tenants, owner-occupied or medical office

[1] Includes Owner Occupied CRE, does not include Construction
[2] Comprised primarily of neighborhood and convenience centers, typically characterized by: size up to 125,000 sq. ft.; convenience and service oriented
[3] LTVs based on original LTV values, at origination

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20 BWFG LISTED NASDAQ BWFG LISTED NASDAQ C&I Loan Portfolio Loans by Industry Type Total C&I Portfolio = $351 million • Minimal exposure to the following industries (each industry < $5 million) : ̶ Accommodation & Food Services ̶ Transportation / Airlines • No exposure to the Energy or Hotel industries • Limited leverage loan exposure of $33 million as of 12/31/21, 2% of total loans • Majority of the Lines of Credit are uncommitted lines Finance 21% Insurance (Primarily Brokers) 36% Health Care & Social Assistance 17% Wholesale 5% Arts, Entertainment & Recreation 5% Retail Trade 3% Professional, Sci & Tech Services 3% Real Estate and Rental/Leasing 3% All Other 7%

BWFG | LISTED | NASDAQ Capital

22 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Tangible Book Value Tangible Book Value (TBV) Per Share Walk • $0.90 increase in OCI primarily from mark-to-market on long-dated interest rate swaps • As of January 23, 2022 the mark-to-market would increase TBV by an additional ~$0.30 • Repurchased 190,770 shares at an average price of $26.62 per share through December 31, 2021 1 Misc includes items such as, but not limited to, changes related to stock grants and share count 1 $22.43 $26.19 $3.36 $0.64 $0.90 $0.01 $0.15 2020 Net Income Dividends AOCI Share Buyback Misc 2021

23 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Capital Position 8.70% 9.61% 10.59% 11.44% 8.13% 9.94% 11.18% 12.00% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% TC E Ti er 1 Le ve ra ge Ti er 1 / CE T1 To ta l C ap ita l 4Q21 3Q21 ‘Adequate’ + Buffer Min Bankwell’s capital position remains strong 2 Tier 1CET1 • $35 million subordinated debt issued during the quarter (at the Holding Company level) • $10 million capital contribution from the Holding Company to the Bank during the quarter • As of January 24, 2022, the expanded share repurchase program has ~315 thousand shares authorized for repurchase • CRE concentration of 454%1 1 Current period Bank capital ratios are preliminary, subject to finalization of the FDIC Call Report 2 TCE calculation is a consolidated BWFG ratio Key Bank Capital Ratios1

BWFG | LISTED | NASDAQ History & Overview

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Profile

Bankwell operates in an attractive core market:

- Third most affluent MSA in the Nation in per capita personal income (PCPI)[2]
- 4 of the top 25 wealthiest towns in the U.S.[3]
- MSA ranked 12th most educated overall, tied for 1st with the highest percentage of graduate or professional degree holders[4]
- Headquarters of 9 Fortune 500 companies[5]
- Home to two of the largest hedge funds in the U.S.
- $27 billion total AUM managed by 68 firms with $1 billion or less in AUM[6]
- 375 thousand housing units with a median value of owner-occupied units of $429 thousand[7]
  - In addition, New Haven County has 369 thousand housing units with a median value of owner-occupied units of $249 thousand[7]



Existing Branches (10)
Fairfield County
New Milford
Danbury
Ridgefield
Newtown
Bethel
Redding
Monroe
Weston
Bridgeport
Stratford
Milford
New Haven
Waterbury
Long Island Sound

- Connecticut-based $2.5 billion commercial bank
- 10 branches in Fairfield & New Haven Counties
- $177 million deposits per branch; one of the highest in Fairfield & New Haven Counties[1]

[1] Source: S&P Global Market Intelligence's *Branch Competitors & Pricing Report* as of 6/30/21, excluding global money center banks (tickers BAC, WFC, JPM, TD & C)
[2] Source: Bureau of Economic Analysis' *Metropolitan Area Table*, contained within the *Personal Income by County & Metropolitan Area, 2020* news release 11/16/21
[3] Source: Bloomberg: *2020 Richest Places*
[4] Source: WalletHub: *Most & Least Educated Cities in America*, 7/19/21
[5] Source: Fortune.com: *2021 Fortune 500*
[6] Source: US News and World Report
[7] Source: US Census Bureau QuickFacts (2019 data)

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Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Financial Snapshot

Dollars in thousands, except per share data

	2016	2017 [1]	2018	2019	2020	2021
Total assets	$1,628,919	$1,796,607	$1,873,665	$1,882,182	$2,253,747	$2,456,264
Net loans	$1,343,895	$1,520,879	$1,586,775	$1,588,840	$1,601,672	$1,875,167
Loan-to-deposit ratio	105.6%	110.1%	106.4%	107.1%	87.9%	88.8%
Efficiency ratio[2]	56.5%	54.9%	59.2%	60.2%	73.9%	53.9%
Non-interest expense / avg. assets	2.03%	1.88%	1.93%	1.90%	2.03%	1.75%
Net interest margin	3.54%	3.30%	3.18%	3.03%	2.77%	3.17%
Total capital to risk weighted assets	12.85%	12.19%	12.50%	13.35%	12.28%	12.00%
Tangible common equity ratio[2]	8.78%	8.81%	9.16%	9.56%	7.73%	8.13%
Return on average equity	8.94%	8.93%	10.19%	10.20%	3.35%	13.86%
Tangible book value per share[2]	$18.98	$20.59	$22.06	$23.15	$22.43	$26.19
Net interest income	$49,092	$54,364	$56,326	$53,761	$54,835	$67,886
Pre-tax, pre-provision net revenue[2]	$22,224	$26,470	$24,593	$23,379	$14,907	$33,803
Net income	$12,350	$13,830	$17,433	$18,216	$5,904	$26,586
EPS (fully diluted)	$1.62	$1.78	$2.21	$2.31	$0.75	$3.36

[1] Values are based on reported earnings / performance, which were impacted primarily as a result of the *Tax Cut and Jobs Act* passed in December 2017 along with several other smaller items. Please refer to BWFG's 4Q'17 Earnings Release for further detail

[2] A non-GAAP metric

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Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Experienced Leadership Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke Chief Executive Officer Director (since 2015)	30+	Mr. Gruseke was a founding investor and director of Bankwell Financial Group's predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 25 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University.
Christine A. Chivily Chief Risk Officer Chief Credit Officer (since 2013)	40+	Ms. Chivily has over 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes five years as Director of Freddie Mac's New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her B.A. from Mt. Holyoke College.
Penko Ivanov Chief Financial Officer (since 2016)	30+	Mr. Ivanov has over 30 years of experience in accounting and finance. His more recent roles include CFO for the U.S. Operations of Doral Bank, where he created a scalable finance organization to support the rapid growth of several business units from infancy to $3 billion in assets, and as CFO of Darien Rowayton Bank. He began his career with Ernst & Young and held various accounting/finance positions at PepsiCo, GE Capital and Bridgewater Associates. His experience includes building, improving and overseeing all finance areas, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions. Mr. Ivanov holds M.B.A. and bachelor degrees in accounting and finance from the University of South Florida and is a CPA. He is also Six Sigma Black Belt certified.
Matthew McNeill Chief Banking Officer (since 2020)	20+	Mr. McNeill has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. During his 8 years at Metropolitan Commercial Bank the bank grew it's lending assets from $400 million to over $3 billion. Mr. McNeill has additionally held lending roles at HSBC Bank US and Banco Santander. Mr. McNeill has also served as Managing Partner at American Real Estate Lending; a Commercial Real Estate finance company.
Laura J. Waitz Chief Operating Officer (since 2017)	35+	Ms. Waitz has over 35 years of experience for various businesses and previously was Senior Managing Director, Global Head of Human Resources at The Blackstone Group. She also served as Managing Director and Global Head of Compensation at Citi Alternative Investments and as Head of Compensation (Americas) for Deutsche Bank. Prior to that she served as Global Compensation Manager for private equity and investment banks. Ms. Waitz received her B.S. from Penn State University.

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BWFG | LISTED | NASDAQ Thank You & Questions